UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   December 19, 2011 (December 15, 2011)

VANGUARD HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35204	62-1698183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
20 Burton Hills Boulevard, Suite 100, Nashville, Tennessee		37215
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code        (615) 665-6000

          Not applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________________________

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)        Effective as of December 15, 2011, Vanguard Health Systems, Inc. (the “Company”) and Michael E. Duggan, a Senior Vice President – Operations of the Company who serves as Market President of the Company’s Detroit, Michigan market, executed a letter agreement that amended Mr. Duggan’s employment letter, dated as of September 18, 2009 (the “Duggan Agreement”), which agreement was assumed by the Company upon its acquisition of The Detroit Medical Center (“DMC”) effective January 1, 2011. The letter agreement extends the term of Mr. Duggan’s employment indefinitely as it was due to expire on January 4, 2012.

The letter agreement also acknowledges that there has been a Change of Control (as defined in the Duggan Agreement) and that, pursuant to the Duggan Agreement, Mr. Duggan is entitled to continue to receive his base salary as severance for a period of 12 months after the termination of his employment with the Company if he executes a release of claims upon such termination. Mr. Duggan’s current annual base salary is $974,500, which reflects the 2% pay cut on September 1, 2011 that Mr. Duggan and other senior management at DMC agreed to as part of a cost cutting initiative. The letter agreement provides that Mr. Duggan’s salary for 2012 will remain at $974,500 and that his salary for future calendar years will be determined at a later date. Further, Mr. Duggan will not receive a 401(k) contribution from the Company in 2012.

In addition, the Company agreed to make additional severance payments to Mr. Duggan as a retention incentive. Mr. Duggan will receive an additional three months of severance payments if he remains employed by the Company through June 30, 2012 or an additional six months of severance payments if he remains employed by the Company through December 31, 2012. Thus, pursuant to the Duggan Agreement, as amended by the letter agreement, Mr. Duggan would be entitled to continue to receive his base salary for 18 months if he remains employed by the Company through December 31, 2012.

Additionally, the parties agreed to amend the Duggan Agreement to provide that the Company would not reimburse Mr. Duggan for the costs of his COBRA health care employee benefits coverage, but instead would pay Mr. Duggan the total amount that the COBRA reimbursement would have been for the 12 month severance period, grossed up for taxes, in the form of a lump sum bonus.

Finally, Mr. Duggan and the Company agreed that each would provide at least 60 days prior written notice if either decides to terminate Mr. Duggan’s employment with the Company prior to December 31, 2012. Except as modified by the letter agreement,  the Duggan Agreement shall continue in full force and effect in accordance with its terms. The Duggan Agreement contains certain restrictive covenants, including an agreement not to compete with DMC for 18 months after his departure from the Company.

The foregoing summary of the letter agreement is a general description only, does not purport to be complete and is qualified in its entirety by the full text of the letter agreement, which is attached along with the Duggan Agreement as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits. The exhibit filed as part of this Form 8-K is listed in the Exhibit Index that is located at the end of this Form 8-K.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:   December 19, 2011                            VANGUARD HEALTH SYSTEMS, INC.
                                                                                                (Registrant)

                                                                        By: /s/ James H. Spalding
                                                                               James H. Spalding
                                                                               Executive Vice President, General Counsel and
                                                                               Secretary

VANGUARD HEALTH SYSTEMS, INC.
EXHIBIT INDEX

Exhibit No.                 Description

10.1                             Employment Letter, dated September 18, 2009, between The Detroit
                                    Medical Center and Michael E. Duggan, as amended by that certain letter agreement, effective as of December 15, 2011.